UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
STEWART & STEVENSON INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3974034
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana St.
Suite 5900
Houston, Texas 77002
(Address Of Principal Executive Offices)

Title Of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:

Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration Nos. 333-138952
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrants’ Securities to be Registered.
     The title of the class of securities to be registered hereunder is Common Stock, par value $0.01 per share (the “Common Stock”). A description of the Common Stock is set forth in the Registration Statement on Form S-1 (File No. 333-138952), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2006, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933 as amended, which description is incorporated herein by reference.
Item 2.     Exhibits
     The following exhibits are filed as part of this Registration Statement on Form 8-A.

3.1*	Form of Certificate of Incorporation of Stewart & Stevenson Inc.

3.2*	Form of Bylaws of Stewart & Stevenson Inc.

4.1*	Form Specimen Common Stock Certificate.

* Filed as an exhibit of the same number to the registrant’s Registration Statement on Form S-1 (File No. 333-138952) and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 14, 2007	STEWART & STEVENSON LLC
(To be converted under Delaware Law prior to consummation of the offering and to be renamed Stewart & Stevenson Inc.)

	By:	/s/ Jeffery Merecka
		Name:	Jeffery Merecka
		Title:	Vice President, Chief Financial Officer and Secretary